(d)(1)(D)(i)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA INVESTORS TRUST

and

VOYA INVESTMENTS, LLC

(d)(1)(D)(i)

Series	Annual Management Fee
(as a percentage of average daily net assets)

0.550% on all assets

Voya Balanced Income Portfolio

(d)(1)(D)(i)

Series	Annual Management Fee
(as a percentage of average daily net assets)

0.550% on first $200 million of assets;
0.500% on next $800 million of assets; and
0.400% thereafter

VY® BlackRock Inflation Protected Bond

Portfolio

(d)(1)(D)(i)

Series	Annual Management Fee
(as a percentage of average daily net assets)

0.850% on first $200 million of assets;
0.800% on next $550 million of assets; and
0.750% thereafter

VY® Clarion Real Estate Portfolio

0.650% on the first $5.5 billion of assets;

0.620% on the next $1.5 billion of assets; 0.600% on the next $3 billion of assets; and 0.590% thereafter

Voya Large Cap Growth Portfolio

(d)(1)(D)(i)

Series	Annual Management Fee
(as a percentage of average daily net assets)

0.750% on first $500 million of assets;
0.700% on the next $1.5 billion of assets; and
0.650% thereafter

Voya Large Cap Value Portfolio

Voya Retirement Conservative Portfolio	Direct Investments1
0.340% on assets

Underlying Funds2
0.240% on assets

Direct Investments1
Voya Retirement Growth Portfolio	0.340% on assets
Underlying Funds2

0.240% on assets

Direct Investments1
Voya Retirement Moderate Growth	0.340% on assets

Portfolio	Underlying Funds2

0.240% on assets

Direct Investments1
0.340% on assets
Voya Retirement Moderate Portfolio	Underlying Funds2

0.240% on assets

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

(d)(1)(D)(i)

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® T. Rowe Price International Stock	0.640% on first $4 billion of assets; and
Portfolio	0.630% thereafter